UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2009 (September 14, 2009)

SL GREEN REALTY CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-13199	13-3956775
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue
New York, New York		10170
(Address of Principal Executive Offices)		(Zip Code)

(212) 594-2700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles Supplementary

Series B Preferred Stock

On September 16, 2009, SL Green Realty Corp. (the "Company") filed Articles Supplementary (the “Series B Articles Supplementary”) in the State of Maryland setting forth the preferences and conversion and other rights of the Company’s Series B Junior Participating Preferred Stock (the “Series B Preferred Stock”), which preferences and rights are identical to those previously filed in the State of Maryland, however the number of shares constituting the Series B Junior Participating Preferred Stock has been increased from 1 million to 1,300,000.  There are currently no shares of Series B Preferred Stock outstanding.

The foregoing description of the Series B Articles Supplementary is qualified in its entirety by reference to the Series B Articles Supplementary, a copy of which are attached as Exhibit 3.1 and incorporated herein by reference.

Election to be Subject to Section 3-804(c) of the Maryland General Corporation Law

On September 16, 2009, the Company filed Articles Supplementary (the “3-804(c) Articles Supplementary”) in the State of Maryland certifying that the Company has elected to be subject to Section 3-804(c) of the Maryland General Corporation Law, which provides, among other things, that, except as may be provided by the Board in setting the terms of any class or series of stock, all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum.

The foregoing description of the 3-804(c) Articles Supplementary is qualified in its entirety by reference to the 3-804(c) Articles Supplementary, a copy of which are attached as Exhibit 3.2 and incorporated herein by reference.

Amendments to Bylaws

On September 14, 2009, the Board of Directors (the "Board") of the Company approved certain amendments (the "Amendment") to the Company's Second Amended and Restated Bylaws, as amended, effective as of September 14, 2009.

The Amendment (1) provides that, rather than being held during the 31-day period commencing on the 16th of May and ending on the 15th of June of each year, the annual meeting of stockholders of the Company shall be held on a date and at the time set by the Board, (2) grants the chairman of stockholders' meetings the authority to prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, (3) modifies the procedures that must be followed by stockholders to submit proposals for consideration at a meeting of stockholders and to nominate a candidate to serve as a director, including by requiring that stockholders provide additional information on their holdings of SL Green securities to account for derivative positions (and if the proposal is for the nomination of a candidate to serve as a director, that this information be provided with respect to the candidate as well) and changing the deadline for a stockholder to submit a proposal or nominate a candidate to serve as a director generally to no later than 90 days prior to the first anniversary of the preceding year’s annual meeting, instead of 75 days and (4) provides that generally all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 3.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Articles Supplementary setting forth the preferences and conversion and other rights of the Series B Junior Participating Preferred Stock
3.2	Articles Supplementary certifying that the Company has elected to be subject to Section 3-804(c) of the Maryland General Corporation Law
3.3	Amendment #2 to the Second Amended and Restated Bylaws of SL Green Realty Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

Date: September 16, 2009	By:	/s/ Gregory F. Hughes
Gregory F. Hughes
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles Supplementary setting forth the preferences and conversion and other rights of the Series B Junior Participating Preferred Stock
3.2	Articles Supplementary certifying that the Company has elected to be subject to Section 3-804(c) of the Maryland General Corporation Law
3.3	Amendment #2 to the Second Amended and Restated Bylaws of SL Green Realty Corp.